UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

STRATOS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On April 5, 2005, the registrant issued a press release announcing the results of its reconvened annual meeting of stockholders held on April 5, 2005, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. At the reconvened meeting, stockholders approved proposal 5, reducing the percentage of stockholders required to amend certain provisions of the registrant’s restated certificate of incorporation and bylaws from 80% to a majority of outstanding shares. Proposal 1, regarding the election of the directors, and proposals 2, 3, 4 and 6, regarding amendments to the registrant’s restated certificate of incorporation to elect all directors annually for one-year terms, to permit stockholders to take action by written consent, to permit stockholders to call a special meeting of stockholders and to delete certain obsolete provisions, respectively, were approved by stockholders at the meeting held on March 8, 2005 or the first reconvened meeting held on March 22, 2005.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibit is furnished with this document:

Exhibit
Number	Description of Exhibit
99.1	Press Release titled “Stratos International Stockholders Approve Proposal to Eliminate Supermajority Provision” dated April 5, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ Barry Hollingsworth
	Name:	Barry Hollingsworth
	Title:	Chief Financial Officer

Date: April 7, 2005

Exhibit Index

Exhibit
Number	Description of Exhibit
99.1	Press Release titled “Stratos International Stockholders Approve Proposal to Eliminate Supermajority Provision” dated April 5, 2005.